CUSIP No. 93403J106	13G	Page 19 of 21

Exhibit 1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Warby Parker Inc.

EXECUTED this 14th day of February, 2022.

GENERAL CATALYST GROUP V, L.P.

By:	GENERAL CATALYST PARTNERS V, L.P.
its General Partner

	By:	GENERAL CATALYST GP V, LLC
its General Partner

	By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

GC ENTREPRENEURS FUND V, L.P.

By:	GENERAL CATALYST PARTNERS V, L.P.
its General Partner

By:	GENERAL CATALYST GP V, LLC
its General Partner

	By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

GENERAL CATALYST PARTNERS V, L.P.

By:	GENERAL CATALYST GP V, LLC
its General Partner

	By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

GENERAL CATALYST GROUP V SUPPLEMENTAL, L.P.

By:	GENERAL CATALYST PARTNERS V, L.P.
its General Partner

By:	GENERAL CATALYST GP V, LLC
its General Partner

	By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

GENERAL CATALYST GP V, LLC

By:		/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

CUSIP No. 93403J106	13G	Page 20 of 21

*
Kenneth Chenault

*
David P. Fialkow

*
Joel E. Cutler

*
Hemant Taneja

*By:	/s/ Christopher McCain
Christopher McCain as Attorney-in-Fact